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                                                                  EXHIBIT 23

                          CONSENT OF ERNST & YOUNG LLP

We consent to the use of our report dated November 2, 2000 with respect to the consolidated financial statements and financial statement schedule of Amdocs Limited included in this Current Report on Form 6-K for the year ended September 30, 2000 and incorporated by reference in the following registration statements:

                              COMMISSION FILE NO.

                            Form S-8, No. 333-91847
                            Form S-8, No. 333-31506
                            Form S-8, No. 333-34104
                            Form S-8, No. 333-92705
                Form F-3 (and related Prospectus), No. 333-39278
                Form F-3 (and related Prospectus), No. 333-44994

St. Louis, Missouri
December 28, 2000